UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2011 Long-Term Incentive Plan Awards

On February 8, 2011, the independent members of the Great Plains Energy Board of Directors (the “Board”), upon recommendations of its Compensation and Development Committee, approved time-based restricted stock and performance share awards for the performance period ending December 31, 2013 to all officers of Great Plains Energy and its wholly-owned subsidiary, Kansas City Power & Light Company (“KCPL”), including the following named executive officers for the 2010 fiscal year: Michael J. Chesser, Chairman of the Board and Chief Executive Officer, James C. Shay, Senior Vice President–Finance and Strategic Development and Chief Financial Officer, William H. Downey, President and Chief Operating Officer, and Terry Bassham, Executive Vice President –Utility Operations.  These awards will be made pursuant to Great Plains Energy’s Long-Term Incentive Plan (“LTIP”) and will be granted on March 1, 2011. The Board did not change the base salary of any of the named executive officers or the percentage of base salary used to calculate the aggregate dollar amount of the LTIP awards, at target performance.  However, the Board modified the allocation of the aggregate dollar amount of the awards to an equal distribution, at target performance, between restricted stock and performance share awards for all officers.  A 75% / 25% distribution between performance shares and restricted stock grants was used for the corresponding 2010 LTIP grants.

The performance objectives established for the 2011 performance share grants also differ from the 2010 performance share grants.  For the 2010 performance share grants, the three equally weighted performance objectives were: 2012 funds from operations to total adjusted debt; total shareholder return compared to the Edison Electric Institute index of electric companies for the 2010-2012 period; and 2012 equivalent availability factor for the combined coal and nuclear generating fleet.  However, for the 2011 performance share grants, there are two equally-weighted performance objectives: 2013 funds from operations as a percentage of total adjusted debt (as calculated using Standard & Poor’s methodology); and total shareholder return compared to the Edison Electric Institute index of electric companies for the 2011-2013 period.

2011 Annual Incentive Plan Awards

Additionally, on February 8, 2011, the independent members of Board, upon recommendations of its Compensation and Development Committee, approved its 2011 Annual Incentive Plan that is applicable to all officers of Great Plains Energy and KCPL, including Messrs. Chesser, Shay, Downey and Bassham.  The Board did not change the percentage of base salary used to calculate the annual incentive awards of these officers.  However, the Board established different performance objectives, compared to the 2010 annual incentive performance objectives.  The 2010 annual incentive performance objectives and their respective weightings were: earnings per share (40%); system average interruption duration index (“SAIDI”) (5%); equivalent availability factor for the combined coal and nuclear generating fleet (“EAF”) (10%); Occupational Safety and Health Administration (“OSHA”) incident rate (10%); J.D. Power Customer Satisfaction Index-residential (5%); cumulative synergy savings (5%);  Comprehensive Energy Plan Progress (5%); and individual performance (20%).  The 2011 annual incentive objectives and their respective weightings are: earnings per share (20%); non-fuel operations and maintenance expense (10%); base capital expenditures (10%); SAIDI (10%); EAF (10%); OSHA incident rate (10%); J.D. Power Customer Satisfaction Index-residential (10%); and individual performance

(20%).  The 2011 annual incentive awards will be prorated in the event of retirement, death or disability, and will be forfeited if the officer terminates employment prior to the date the awards are paid, unless otherwise determined by the Compensation and Development Committee in its sole discretion.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Ellen E. Fairchild
Ellen E. Fairchild
Vice President, Corporate Secretary, and Chief Compliance Officer

Date: February 11, 2011